                                  Exhibit 12.1

                               Kohl's Corporation
                       Ratio of Earnings to Fixed Charges
                                     ($000s)

                                                     6 Months (26 Weeks) Ended
                                                     -------------------------
                                                        August 4,  July 29,                     Fiscal Year (1)
                                                                               ----------------------------------------------------
                                                          2001       2000        2000       1999       1998       1997       1996
                                                          ----       ----        ----       ----       ----       ----       ----
Earnings
--------

     Income before income taxes and
         extraordinary items                            $261,528   $190,399    $605,114   $421,112   $316,749   $235,063   $171,368

     Fixed charges (2)                                    69,044     55,312     116,753     82,835     63,135     57,446     42,806

     Less interest capitalized
         during period                                    (2,914)    (1,914)     (3,478)    (4,405)    (1,878)    (2,043)    (2,829)
                                                        --------   --------    --------   --------   --------   --------   --------
                                                        $327,658   $243,797    $718,389   $499,542   $378,006   $290,466   $211,345
                                                        ========   ========    ========   ========   ========   ========   ========

Fixed Charges
-------------

     Interest (expensed or capitalized) (2)             $ 30,734   $ 24,717    $ 52,305   $ 33,813   $ 24,550   $ 26,304   $ 20,574
         Interest EXPENSE per FS                          27,559     18,705      48,827     29,217     22,672     24,261     17,745
         Finance program interest costs (FN # 2)             261      4,098                    191          0          0          0
         Capitalized Interest                              2,914      1,914       3,478      4,405      1,878      2,043      2,829

     Portion of rent expense
         representative of interest                       37,924     30,414      63,943     48,769     38,385     30,798     22,031
         Rental Expense "per F/S F/N"                     85,958     68,878     145,617    111,863     89,508     72,286     52,848
         Percentage rent                                   1,682      1,291       3,521      3,487      4,209      3,847      3,891
                                                        --------   --------    --------   --------   --------   --------   --------
         Rental Expense                                   84,276     67,587     142,096    108,376     85,299     68,439     48,957
         % Rental expense deemed interest                     45%        45%         45%        45%        45%        45%        45%

     Amortization of deferred
         financing fees                                      386        181         505        253        200        344        201
                                                        --------   --------    --------   --------   --------   --------   --------
                                                        $ 69,044   $ 55,312    $116,753   $ 82,835   $ 63,135   $ 57,446   $ 42,806
                                                        ========   ========    ========   ========   ========   ========   ========

Ratio of earnings to fixed charges                          4.75       4.41        6.15       6.03       5.99       5.06       4.94
                                                        ========   ========    ========   ========   ========   ========   ========


(1) Fiscal 1999, 1998, 1997 and 1996 were 52 week years and fiscal 2000 was a 53 week year.
(2) Interest expense for fiscal 1997 and 1996 has been restated to properly reflect interest expense included on the Consolidated Statements of Income.